UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2019
DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2019, DSW Inc. (the “Company”) announced that, effective February 3, 2019, William L. Jordan, age 46, will be promoted to President of DSW Designer Shoe Warehouse, and will be assuming the functions of the Company’s principal operating officer. Effective February 3, 2019, Michele Love will serve as Executive Vice President, Chief Commercial Officer, but will no longer perform the functions of principal operating officer of the Company.

Mr. Jordan currently serves as the Company’s Executive Vice President, Chief Administrative Officer and Chief Legal Officer, as well as President of the Company’s Canadian subsidiary, DSW Canada TS Inc. From 2015 to 2017, he served as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. From 2009 to 2015, he was Executive Vice President, General Counsel, Secretary, and Chief Compliance Officer of the Company. Mr. Jordan has no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K. In connection with his promotion, Mr. Jordan will receive an annual base salary of $800,000, and the target payout for the annual Cash Incentive Compensation Plan will be increased to 75% of his annual base salary.

On January 10, 2019, Mark Haley, age 51, assumed the functions of principal accounting officer of the Company. Jared A. Poff, Executive Vice President and Chief Financial Officer will continue to serve as the Company’s principal financial officer but will no longer perform the functions of principal accounting officer.

Mr. Haley has served as Vice President and Controller of the Company since 2017. Before joining the Company in 2017, Mr. Haley served as Vice President, Chief Accounting Officer of Conn’s, Inc. from 2014 to 2017. From 2010 to 2014 Mr. Haley served as Vice President, Corporate Controller and Chief Accounting Officer at Coldwater Creek Inc. Prior to that, he was a senior director of financial reporting at SUPERVALU INC., and a director of assurance services at Deloitte & Touche LLP. Mr. Haley is a CPA, and holds Bachelors of Science degrees in Finance and Accounting from the University of Idaho. Mr. Haley has no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment.

The Company’s press release entitled “DSW Inc. Announces New Brand Presidents to Support Recent Acquisitions” is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 10, 2019

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	January 10, 2019